August 2011 Preliminary Terms No. 959 Registration Statement No. 333-156423 Dated August 23, 2011 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in Currencies

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar
Brazilian real + Russian ruble + Indian rupee + Chinese renminbi
Currency-Linked Partial Principal at Risk Securities provide investors with exposure to an individual currency or a basket of currencies and the repayment of a substantial percentage of the principal amount if held to maturity. They are for investors who are willing to risk loss of some of their initial investment and forgo market interest rates in exchange for the minimum payment amount of 95% of principal at maturity and upside exposure to the underlying currency or basket of currencies.  The return on the securities will be based on the performance of the basket of four currencies relative to the U.S. dollar.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	August 26, 2011
Original issue date:	September 2, 2011 (5 business days after the pricing date)
Maturity date:	September 3, 2013
Aggregate principal amount:	$
Minimum payment amount:	$950 per security (95% of the stated principal amount)
Interest:	None
Basket:	The basket consists of four currencies (equally weighted among themselves) valued relative to the U.S. dollar (each a “basket currency”), as follows:
	Basket Currency	Weighting
	Brazilian real (“BRL”)	25%
	Russian ruble (“RUB”)	25%
	Indian rupee (“INR”)	25%
	Chinese renminbi (“CNY”)	25%
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e., the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e., the basket performance is zero or negative):
$1,000 + ($1,000  x  basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the basket performance below 0%.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $950 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	At least 210%
Currency performance:
With respect to each basket currency:
1 – (final exchange rate / initial exchange rate)
This formula effectively limits the contribution of each basket currency to 100% but does not limit the downside. See “How Does the Currency Performance Formula Work? ” and “Hypothetical Payouts on the Securities at Maturity –– Example 3.”

Currency performance value:	With respect to each basket currency: currency performance times the weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate on the pricing date
Final exchange rate:	With respect to each basket currency, the exchange rate on the valuation date
Exchange rate:
With respect to each basket currency, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source set forth in “Fact Sheet—Key Terms—Reference source” on page 6.

Valuation date:	August 28, 2013
CUSIP / ISIN:	617482SE5 / US617482SE51
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Issuer
Per security	100%	%	%
Total	$	$	$
(1)
J.P. Morgan Securities LLC, acting as dealer, will receive from Morgan Stanley & Co. LLC, the agent, a fixed sales commission of        % for each security it sells.  In addition, JPMorgan Chase Bank, N.A. will act as placement agent for sales to certain fiduciary accounts at a purchase price to such accounts of        % of the stated principal amount per security, and the placement agent will forgo any fees with respect to such sales.

(2)
For additional information, see “Supplemental information regarding plan of distribution; conflicts of interest” on page 9 and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement dated October 27, 2010
Prospectus dated December 23, 2008

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at.www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Morgan Stanley	JPMorgan
Placement Agent

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Investment Overview

The Currency-Linked Partial Principal at Risk Securities due September 3, 2013 (the “securities”), provide investors with an opportunity to earn a return based on at least 210% participation in the positive performance of a basket of four currencies (equally weighted among themselves) relative to the U.S. dollar.

If, at maturity, the weighted basket of four currencies (the “basket”) has strengthened as a whole relative to the U.S. dollar, the investment will return $1,000 plus at least 210% of the positive basket performance (e.g., a basket performance of 10% relative to the U.S. dollar will return 100% of principal plus an additional $210 per security at maturity).  If, at maturity, the basket remains unchanged or has weakened such that the basket performance is zero or negative, the payment per security will be less than the $1,000 principal amount of securities by an amount proportionate to the decline in the basket performance below 0%, subject to the minimum payment amount of $950 per security.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Maturity:	Approximately 2 years
Minimum payment amount:	95% of principal ($950 per security)
Participation rate:	At least 210%
Payment at maturity:
(i)      If the basket appreciates,
Þ $1,000 + supplemental redemption amount
(ii)      If the basket depreciates,
Þ $1,000 + ($1,000 x basket performance), subject to the minimum payment amount of $950.
Note:  The amount will be less than the stated principal amount of $1,000.  However, under no circumstances will the payment due at maturity be less than $950 per security.

August 2011	Page 2

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Basket Overview

Basket Currency	Weighting	Quotation Convention
Brazilian real (“BRL”)	25%	# BRL / 1 USD
Russian ruble (“RUB”)	25%	# RUB / 1 USD
Indian rupee (“INR”)	25%	# INR / 1 USD
Chinese renminbi (“CNY”)	25%	# CNY / 1 USD

Historical Basket Performance January 1, 2006 to August 18, 2011

The graph is calculated to show the performance of the basket relative to the U.S. dollar during the period from January 1, 2006 through August 18, 2011 assuming the basket currencies are equally-weighted as set out above.  The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies, based on their historical performance.  The historical performance of the basket and the degree of correlation between the trends of the basket currencies (or lack thereof) should not be taken as an indication of future performance.

August 2011	Page 3

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

How Do Currency Exchange Rates Work?

       Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪
The exchange rate for each of the basket currencies is expressed as the number of units of that currency per U.S. dollar.  As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  An exchange rate of 1.20 reflects a strengthening of the BRL, relative to the USD, as compared to an exchange rate of 1.50.

▪
Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  An exchange rate of 1.80 reflects a weakening of the BRL relative to the USD, as compared to an exchange rate of 1.50.

How Does the Currency Performance Formula Work?

The currency performance formula used to calculate the payment at maturity for the securities effectively limits the contribution of each basket currency to 100% but does not limit the downside.

➢        In the example below, the Brazilian real strengthens from the initial exchange rate of 1.50 to the final exchange rate of 1.35, resulting in the currency performance of 1 – (1.35 / 1.50) = 10%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.50	1.35

➢        In the example below, the Brazilian real weakens from the initial exchange rate of 1.50 to the final exchange rate of 2.25, resulting in the currency performance of 1 – (2.25 / 1.50) = –50%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.50	2.25

➢           In the example below, the Brazilian real strengthens to the fullest extent possible from the initial exchange rate of 1.50 to the final exchange rate of 0.001 (possibly due to a hypothetical devaluation of the U.S. dollar), resulting in the currency performance of 1 – (0.001 / 1.50) = approximately 99.999%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.50	0.00001

This example illustrates that, because the currency performance is calculated by subtracting the fraction equal to the final exchange rate divided by the initial exchange rate from 1, the maximum possible currency performance for each basket currency will be no greater than 100%. However, any possible decline in the basket currencies is not so limited as shown in the example below.

➢        In the example below, the Brazilian real is seriously devalued and weakens from the initial exchange rate of 1.50 to the final exchange rate of 9.00, resulting in the currency performance of 1 – (9.00 / 1.50) = –500%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.50	9.00

Because the currency performance is calculated in the manner described above, there is no limit on the negative performance of any basket currency.  Consequently, even if three of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe depreciation of the fourth basket currency so that you could lose your entire initial investment in the securities.

Actual initial exchange rates and final exchange rates will vary from those used in the examples above.

August 2011	Page 4

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Key Benefits

Exposure to currencies is a component of asset class diversification.  Investors who believe they have underweight exposure to the foreign currencies in the basket, overweight exposure to the U.S. dollar, or those concerned about the risks associated with investing directly in currencies can use the securities to gain exposure to the basket currencies.  The securities also provide for the minimum payment amount of 95% of principal at maturity.

Access	▪	Exposure to an equally-weighted basket of four emerging markets currencies valued relative to the U.S. dollar and diversification of underlying asset class exposure.

Minimum payment amount	▪	The securities provide for the repayment of 95% of principal ($950 per security) at maturity regardless of the performance of the basket.

Best case scenario	▪	The basket appreciates and the securities return par plus at least 210% uncapped upside participation in the appreciation of the basket.

Worst case scenario	▪
The basket depreciates and the securities return less than the $1,000 stated principal amount by an amount proportionate to the decline in the basket performance below 0%, subject to the minimum payment amount of $950 per security (95% of the stated principal amount).

Summary of Selected Key Risks (see page 13)

▪	The securities do not pay interest and provide a minimum payment amount of only 95% of principal.

▪	The return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings and credit spreads may adversely affect the market value of the securities.

▪	The securities are subject to currency exchange risk.

▪	Changes in the exchange rates of one or more of the basket currencies relative to the U.S. dollar may offset each other.

▪	Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the securities.

▪	The recent global financial crisis may heighten currency exchange risks.

▪	Market price of the securities may be influenced by many unpredictable factors.

▪	Investing in the securities is not equivalent to investing directly in the basket currencies.

▪	Even though currencies trade around the clock, the securities will not.

▪	Changes in the value of one or more of the basket currencies may offset each other.

▪	Consisting mostly of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the exchange rates of the basket currencies.

▪	Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the securities.

August 2011	Page 5

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Fact Sheet

The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for upside exposure to the basket of currencies, provide for a minimum payment amount at maturity of only 95% of principal and have the terms described in these preliminary terms, as supplemented by the accompanying prospectus supplement and prospectus.  At maturity, an investor will receive for each stated principal amount of securities that the investor holds an amount in cash that may be more than, equal to or less than the stated principal amount based on the performance of the basket as a whole.  The securities offered are senior securities issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.
Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
August 26, 2011	September 2, 2011 (5 business days after the pricing date)	September 3, 2013
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Issuer call right:	None
Minimum payment amount:	$950 per security (95% of the stated principal amount)
Basket:	The basket consists of four currencies (equally weighted among themselves) valued relative to the U.S. dollar (each a “basket currency”), as follows:
	Basket Currency	Weighting	Reference Source
	Brazilian real (“BRL”)	25%	Reuters page “BRFR”
	Russian ruble (“RUB”)	25%	Reuters page “EMTA”
	Indian rupee (“INR”)	25%	Reuters page “RBIB”
	Chinese renminbi (“CNY”)	25%	Reuters page “SAEC”
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e., the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e., the basket performance is zero or negative):
$1,000 + ($1,000  x  basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the basket performance below 0%.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $950 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than zero, in which case you will lose some of your investment.

Please see “Hypothetical Payout on the Securities at Maturity” beginning on page 10 for full examples of how to calculate the basket performance at maturity.

Participation rate:	At least 210%
Currency performance:
With respect to each basket currency: 1 – (final exchange rate / initial exchange rate)

This formula effectively limits the contribution of each basket currency to 100% but does not limit the downside. See “How Does the Currency Performance Formula Work? ” and “Hypothetical Payouts on the Securities at Maturity –– Example 3.”

Risk factors:	Please see “Risk Factors” beginning on page 13.

August 2011	Page 6

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Currency performance value:	With respect to each basket currency: currency performance times the weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the pricing date.
Final exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the valuation date.

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of the Securities – General Terms of the Securities – Some Definitions” in the accompanying prospectus supplement.

Exchange rate:
With respect to each basket currency, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.
If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Valuation date:	August 28, 2013

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	617482SE5
ISIN:	US617482SE51
Minimum ticketing size:	$10,000 / 10 securities
Tax considerations:
Although the matter is not free from doubt, the securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, even though no interest is payable on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  If the securities were priced on August 22, 2011, the “comparable yield” for the securities would be a rate of 2.5076% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a security (assuming an issue price of $1,000) would consist of a single projected amount equal to $1,051.2129 due at maturity.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that would be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2011	$8.2194	$8.2194
January 1, 2012 through June 30, 2012	$12.6411	$20.8605
July 1, 2012 through December 31, 2012	$12.7995	$33.6600
January 1, 2013 through June 30, 2013	$12.9600	$46.6200
July 1, 2013 through the Maturity Date	$4.5929	$51.2129

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments thereto in respect of the securities for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payment that will be made on a security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”
You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under

August 2011	Page 7

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

the laws of any state, local or foreign taxing jurisdiction.
Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollars
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in forwards and options contracts on the basket currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the values of the basket currencies relative to the U.S. dollar on the pricing date, and, therefore, increase the values relative to the U.S. dollar that each of the basket currencies must attain on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley or any of its respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:
Morgan Stanley & Co. LLC (“MS & Co.”) will act as the agent for this offering.  J.P. Morgan Securities LLC, acting as dealer, will receive from Morgan Stanley & Co. LLC a fixed sales commission that will not exceed                % for each security it sells.  In addition, JPMorgan Chase Bank, N.A. will act as placement agent for sales to certain fiduciary accounts at a purchase price to such accounts of              % of the stated principal amount per security, and the placement agent will forgo any fees with respect to such sales.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

August 2011	Page 9

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Hypothetical Payouts on the Securities at Maturity

Below are three examples of how to calculate the basket performance and the payment at maturity based on the hypothetical exchange rates in the respective tables below.  The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.

The exchange rates for each of the basket currencies are expressed as the number of units of the applicable basket currency per U.S. dollar.  For each basket currency, a decrease in the exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar and an increase in the exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar.  The numbers appearing in the examples below have been rounded for ease of analysis.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
BRL	25%	1.6000	1.4400	10%
RUB	25%	29.1000	26.1900	10%
INR	25%	45.7000	41.1300	10%
CNY	25%	6.4000	5.7600	10%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (Final BRL exchange rate / Initial BRL exchange rate)]  x  25%, plus

[1 – (Final RUB exchange rate / Initial RUB exchange rate)]  x  25%, plus

[1 – (Final INR exchange rate / Initial INR exchange rate)]  x  25%, plus

[1 – (Final CNY exchange rate / Initial CNY exchange rate)]  x  25%

So, using the hypothetical exchange rates above:

[1 – (1.4400 / 1.6000)] x 25% = 2.5%, plus
[1 – (26.1900 / 29.1000)] x 25% = 2.5%, plus
[1 – (41.1300 / 45.7000)] x 25% = 2.5%, plus
[1 – (5.7600 / 6.4000)] x 25% = 2.5%

Basket performance	=	10%
Payment at maturity	=	$1,000 + supplemental redemption amount
Hypothetical participation rate	=	210%
Supplemental redemption amount	=	$1,000 x basket performance x participation rate
	=	$1,000 x 10% x 210% = $210

Because the basket performance is greater than zero, investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per security will be $1,210, which is the sum of the $1,000 stated principal amount and the supplemental redemption amount of $210.

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Example 2:  The basket performance is negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
BRL	25%	1.6000	1.5200	5%
RUB	25%	29.1000	32.0100	–10%
INR	25%	45.7000	50.2700	–10%
CNY	25%	6.4000	6.2080	3%

Basket performance = Sum of currency performance values

Currency performance value = the product of (i) currency performance and (ii) weighting

[1 – (1.5200 / 1.6000)] x 25% = 1.25%, plus
[1 – (32.0100 / 29.1000)] x 25% = –2.50%, plus
[1 – (50.2700 / 45.7000)] x 25% = –2.50%, plus
[1 – (6.2080 / 6.4000)] x 25% = 0.75%

Basket performance	=	–3%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $950
	=	$1,000 + ($1,000 x (-3.00%))
	=	$1,000 + (-$30)
	=	$970

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the securities as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the appreciation of the Brazilian real and the Chinese renminbi is more than offset by the depreciation of the Russian ruble and the Indian rupee.

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Example 3:  The basket performance is significantly less than zero.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance
BRL	25%	1.6000	0.00001	100.00%
RUB	25%	29.1000	145.5000	–400.000%
INR	25%	45.7000	0.00001	100.00%
CNY	25%	6.4000	0.00001	100.00%

[1 – (0.00001 / 1.6000)] x 25% = 25%, plus
[1 – (145.5000 / 29.1000)] x 25% = –100%, plus
[1 – (0.00001 / 45.7000)] x 25% = 25%, plus
[1 – (0.00001 / 6.4000)] x 25% = 25%

Basket performance	=	–25%
Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $950
	=	$1,000 + ($1,000 x (–25.00%)); subject to the minimum payment amount of $950
	=	$1,000 + (–$250); subject to the minimum payment amount of $950
	=	The minimum payment amount of $950

In this example, since $750 is less than the minimum payment amount of $950, the investor will receive the minimum payment amount.

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Risk Factors

The securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the securities.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of such securities in light of your particular circumstances.  The securities are not secured debt and investing in the securities is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the securities.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

▪
The securities do not pay interest and provide a minimum payment amount of only 95% of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 95% of the principal at maturity.  If the basket as a whole has depreciated, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decrease in the value of the basket, subject to the minimum payment amount of $950 per security (95% of the stated principal amount).

▪
The return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The overall return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with maturities comparable to that of the securities, which will be approximately 2 years from the issue date. The payment of the supplemental redemption amount, if any, and the return of the stated principal amount of the securities at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. Under the terms of the securities, Morgan Stanley is obligated to return to you 95% of the stated principal amount at maturity, even if the value of the basket decreases by more than 5%.  However, as with an ordinary debt security, you are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The securities are subject to currency exchange risk.  Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the securities.  The exchange rates between the basket currencies and the U.S. dollar are volatile and are the result of numerous factors specific to the relevant countries and the United States including the supply of, and the demand for, those basket currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to different regions.  Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.  Of particular importance to potential currency exchange risk are: (i) existing and expected rates of inflation; (ii) existing and expected interest rate levels; (iii) the balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the United States.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

▪
Changes in the exchange rates of one or more of the basket currencies relative to the U.S. dollar may offset each other.  Exchange rate movements in the basket currencies may not correlate with each other.  At a time when one or more of the basket currencies strengthens relative to the U.S. dollar, one or more of the other basket currencies may weaken relative the U.S. dollar or strengthen to a lesser extent.  Therefore, in calculating the basket performance, the strengthening relative to the U.S. dollar of one or more of the basket currencies may

August 2011	Page 13

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.

Moreover, due to the specific formula used to calculate the currency performance for each basket currency, the maximum possible currency performance will be no greater than 100% while there is no comparable limit on the negative performance of a basket currency.  Consequently, even if three of the basket currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be more than offset by a severe devaluation of the fourth basket currency, so that the investor could lose a significant amount or all of its initial investment.  For an explanation of this possibility and how the currency performance is calculated, see “How Does the Currency Performance Formula Work?” on page 4 and “Hypothetical Payouts on the Securities at Maturity –– Example 3” on page 12.

You can review a table of the historical exchange rates and related graphs of each of the basket currencies and a graph of the historical performance of the basket (assuming that each of the basket currencies is equally weighted) in these preliminary terms under “Historical Information” on page 17 below and “Basket Overview” on page 3 above.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of the other basket currencies relative to the U.S. dollar based on historical performance.  In addition, there can be no assurance that the basket performance will be positive so that you will receive at maturity an amount that exceeds the stated principal amount of the securities.  If the basket performance is less than zero, you will receive at maturity an amount that is less, and potentially significantly less, than the amount of your original investment in the securities.

▪
Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the securities.  Specific currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country.  Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the securities in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency.  Therefore, any significant changes or governmental actions with respect to any of the basket currencies, the U.S. dollar or any other currency that result in a weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

▪
The recent global financial crisis may heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar.  For example, the Russian Central Bank devalued the ruble several times at the end of 2008 in response to economic and market conditions, primarily significant decreases in the price of oil.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and your return on your investment in the securities at maturity.  The basket of currencies has been volatile in recent periods and we can give no assurance that this volatility will not continue in the future.  See the historical graph under “Basket Overview” and “Historical Information”.

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

▪
Market price of the securities may be influenced by many unpredictable factors.  Several factors, some of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  As noted above, we expect that the exchange rates for the basket currencies on any day will affect the value of the securities more than any other single factor.  Other factors that may influence the value of the securities include: (i) the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar; (ii) interest and yield rates in the U.S. market and in the markets for each of the basket currencies; (iii) geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates; (iv) the time remaining to the maturity of the securities; and (v) any actual or anticipated changes in our credit ratings or credit spreads.  Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, certain or all of the basket currencies have weakened relative to the U.S. dollar or if interest rates rise.

▪
Investing in the securities is not equivalent to investing directly in the basket currencies.  You may receive a lower payment at maturity than you would have received if you had invested directly in the basket currencies.  The basket performance is based on the currency performance for each basket currency, which is in turn based on the formula set forth above.  The currency performances are dependent solely on such stated formula and not on any other formula that could be used for calculating currency performances.

▪
Even though currencies trade around the clock, the securities will not.  The Interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the securities, if any trading market develops, will not conform to the hours during which the basket currencies are traded.  Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities.  The possibility of these movements should be taken into account in relating the value of the securities to those in the underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the basket performance.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

▪
Changes in the value of one or more of the basket currencies may offset each other. A decrease in the value of one or more of the basket currencies may wholly or partially offset any increase in the value of the other basket currencies.

▪
Consisting mostly of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations. The securities are linked to the performance of a basket consisting mostly of emerging markets currencies.  There is an increased risk of significant adverse fluctuations in the performance of currencies of less developed and less stable economies.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the securities.  For special risks related to the basket currencies, please see the relevant descriptions under “Annex I––Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging its obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co. as a result of dealer discounts, mark-ups or other transaction costs.

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, Morgan Stanley Capital Services Inc., which we refer to as MSCS, will determine the initial exchange rate and the final exchange rate for each basket currency, the currency performance values and the basket performance, and will calculate the amount you will receive at maturity.  Any of these determinations made by MSCS in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any basket currency’s exchange rate, may adversely affect the payout to you at maturity.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Hedging and trading activity by our subsidiaries could adversely affect the value of the securities. One or more of our subsidiaries expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Some of our subsidiaries also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could increase the value of one or more of the basket currencies relative to the U.S. dollar on the pricing date and, as a result, could increase the values relative to the U.S. dollar that such basket currencies must attain on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the exchange rates of one or more of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

▪
Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the securities.  The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the securities.

August 2011	Page 16

Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2006 through August 18, 2011.  The related graphs set forth the daily exchange rates of each basket currency relative to the U.S. dollar during the period from January 1, 2006 through August 18, 2011.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

BRL (# BRL / USD)	High	Low	Period End
2006
First Quarter	2.3364	2.1040	2.1640
Second Quarter	2.3525	2.0555	2.1650
Third Quarter	2.2244	2.1230	2.1690
Fourth Quarter	2.1912	2.1294	2.1364
2007
First Quarter	2.1523	2.0444	2.0594
Second Quarter	2.0478	1.9045	1.9290
Third Quarter	2.0930	1.8336	1.8336
Fourth Quarter	1.8390	1.7330	1.7800
2008
First Quarter	1.8306	1.6689	1.7519
Second Quarter	1.7444	1.5915	1.6037
Third Quarter	1.9634	1.5600	1.9046
Fourth Quarter	2.5127	1.9176	2.3145
2009
First Quarter	2.4473	2.1765	2.3228
Second Quarter	2.2738	1.9231	1.9518
Third Quarter	2.0092	1.7670	1.7670
Fourth Quarter	1.7866	1.6989	1.7445
2010
First Quarter	1.8950	1.7200	1.7813
Second Quarter	1.8836	1.7270	1.8047
Third Quarter	1.7926	1.6873	1.6873
Fourth Quarter	1.7416	1.6530	1.6613
2011
First Quarter	1.6891	1.6288	1.6318
Second Quarter	1.6362	1.5621	1.5633
Third Quarter (through August 18, 2011)	1.6263	1.5391	1.5991

Brazilian real January 1, 2006 through August 18, 2011 (expressed as units of BRL per USD)

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

RUB (# RUB / USD)	High	Low	Period End
2006
First Quarter	28.7414	27.6651	27.7050
Second Quarter	27.7165	26.7316	26.8455
Third Quarter	27.0500	26.6726	26.7958
Fourth Quarter	26.9797	26.1704	26.3255
2007
First Quarter	26.5990	25.9736	25.9860
Second Quarter	26.0426	25.6854	25.7449
Third Quarter	25.8902	24.8588	24.8588
Fourth Quarter	25.0505	24.2850	24.6006
2008
First Quarter	24.7859	23.4511	23.4929
Second Quarter	23.8930	23.3179	23.4446
Third Quarter	25.7442	23.1577	25.6439
Fourth Quarter	29.5807	25.7333	29.4027
2009
First Quarter	36.3701	29.1475	33.9540
Second Quarter	34.1815	30.5471	31.1527
Third Quarter	32.7668	29.9967	30.0154
Fourth Quarter	30.8339	28.6880	30.0350
2010
First Quarter	30.4861	29.1362	29.4205
Second Quarter	31.8000	28.9194	31.2095
Third Quarter	31.2763	29.6850	30.5350
Fourth Quarter	31.4755	29.7325	30.5370
2011
First Quarter	30.6412	28.1741	28.3821
Second Quarter	28.5023	27.2763	27.8693
Third Quarter (through August 18, 2011)	29.8781	27.5101	29.0988

Russian ruble January 1, 2006 through August 18, 2011 (expressed as units of RUB per USD)

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

INR (# INR / USD)	High	Low	Period End
2006
First Quarter	45.0925	44.1175	44.6225
Second Quarter	46.3900	44.6013	46.0400
Third Quarter	46.8750	45.7700	45.8675
Fourth Quarter	45.8800	44.2700	44.2700
2007
First Quarter	44.6575	43.0350	43.4750
Second Quarter	43.1450	40.4900	40.7225
Third Quarter	41.3162	39.7035	39.8450
Fourth Quarter	39.9000	39.2775	39.4125
2008
First Quarter	40.7300	39.2650	40.1175
Second Quarter	43.0400	39.7650	43.0400
Third Quarter	46.9550	42.0637	46.9550
Fourth Quarter	50.2900	46.6100	48.8025
2009
First Quarter	51.9700	48.2550	50.7300
Second Quarter	50.5200	46.9475	47.9050
Third Quarter	49.0825	47.5175	48.1100
Fourth Quarter	47.7550	46.0912	46.5250
2010
First Quarter	46.8112	44.9175	44.9175
Second Quarter	47.6963	44.2938	46.4500
Third Quarter	47.3638	44.9450	44.9450
Fourth Quarter	45.9350	44.1050	44.7050
2011
First Quarter	45.9050	44.5850	44.5850
Second Quarter	45.3325	44.0769	44.6981
Third Quarter (through August 18, 2011)	45.7475	44.0756	45.7475

Indian rupee January 1, 2006 through August 18, 2011 (expressed as units of INR per USD)

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Currency-Linked Partial Principal at Risk Securities due September 3, 2013
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CNY (# CNY / USD)	High	Low	Period End
2006
First Quarter	8.0702	8.0172	8.0172
Second Quarter	8.0265	7.9943	7.9943
Third Quarter	8.0048	7.8965	7.9040
Fourth Quarter	7.9149	7.8045	7.8045
2007
First Quarter	7.8143	7.7269	7.7315
Second Quarter	7.7350	7.6151	7.6151
Third Quarter	7.6059	7.5036	7.5105
Fourth Quarter	7.5276	7.3037	7.3037
2008
First Quarter	7.3041	7.0116	7.0120
Second Quarter	7.0185	6.8544	6.8544
Third Quarter	6.8792	6.8113	6.8460
Fourth Quarter	6.8872	6.8171	6.8277
2009
First Quarter	6.8519	6.8270	6.8339
Second Quarter	6.8373	6.8192	6.8305
Third Quarter	6.8362	6.8259	6.8264
Fourth Quarter	6.8311	6.8233	6.8271
2010
First Quarter	6.8339	6.8256	6.8259
Second Quarter	6.8333	6.7818	6.7818
Third Quarter	6.8108	6.6873	6.6921
Fourth Quarter	6.6917	6.6070	6.6070
2011
First Quarter	6.6350	6.5483	6.5612
Second Quarter	6.5477	6.4634	6.4639
Third Quarter (through August 18, 2011)	6.4721	6.3825	6.3883

Chinese renminbi January 1, 2006 through August 18, 2011 (expressed as units of CNY per USD)

August 2011	Page 20